Exhibit 99.1

National Interstate to Acquire Vanliner Insurance Company

Moving and storage transportation insurer added to NATL’s specialty property and casualty business

Richfield, Ohio, April 26, 2010—National Interstate Corporation (Nasdaq: NATL) announced today that its principal insurance subsidiary, National Interstate Insurance Company, entered into a definitive agreement to acquire Vanliner Insurance Company, a subsidiary of UniGroup, Inc. Vanliner is a market leader in providing insurance for the moving and storage industry.

Under the agreement, National Interstate will pay approximately $125 - $135 million in cash, which represents Vanliner’s tangible book value at closing. The purchase price may be adjusted after closing based on Vanliner’s final closing date balance sheet. As part of the definitive agreement, UniGroup has agreed to provide National Interstate with comprehensive financial guarantees related to the runoff of Vanliner’s balance sheet following the close whereby both favorable and unfavorable balance sheet development inures to UniGroup. National Interstate does not expect the transaction to have a material effect on 2010 earnings. Beginning in 2011, the acquisition is expected to be accretive to earnings and return on shareholders’ equity. Vanliner wrote approximately $104 million of gross moving and storage premiums in 2009, representing approximately 58% of its total business. The definitive agreement has been approved by the Board of Directors of all involved parties. A closing is anticipated in the 2010 second quarter subject to customary closing conditions and regulatory approvals.

Dave Michelson, President and Chief Executive Officer of National Interstate commented, “We have been looking at potential acquisitions for some time. We feel that Vanliner is an obvious extension of our successful specialty niche business model and the moving and storage business complements our existing insurance products. Combining Vanliner’s expertise in the moving and storage industry with National Interstate’s proven underwriting and claims skills will help ensure continued profitable growth for the business.”

At the closing, National Interstate and UniGroup will enter into a five-year agreement whereby Vanliner will remain the exclusively endorsed insurance provider for UniGroup’s affiliated Mayflower Transit and United Van Lines moving and storage agents. Vanliner will continue to operate from its current offices in Fenton, Missouri, offering insurance solutions to the entire moving and storage industry.

“The sale of Vanliner is the result of a comprehensive strategic review of UniGroup and its various businesses. As a part of National Interstate, Vanliner, its customers and its employees will have even greater opportunities for growth in the future. Similarly, the capital provided by the transaction will support the future growth of UniGroup and its network of United Van Lines and Mayflower Transit agents across the U.S.,” stated Richard McClure, President of UniGroup. “We established Vanliner as an industry leader by providing specialized insurance for movers and we are confident that National Interstate, with its financial resources and proven results as a specialty insurer, will maintain and strengthen Vanliner’s quality standards, high levels of customer service and strong reputation.”

Mr. Michelson added, “We saw both a business and cultural fit between our organizations. At National Interstate we have always focused our efforts on providing unique and specialized insurance solutions and service for our customers. We are excited about this opportunity to build on the success that Vanliner has enjoyed using an approach that is very consistent with ours.”

2010 First Quarter Earnings Release and Conference Call

In consideration of entering into this agreement, the Company has moved its previously scheduled 2010 first quarter earnings release and conference call. On Thursday, May 6, 2010 the Company will release its 2010 first quarter results before the market opens and hold a conference call at 10:00 a.m. Eastern Daylight Saving Time. The earnings release will be available on the Company’s investor relations website at http://invest.natl.com.

In regard to the conference call, there are two communication modes available to listen to the call. Telephone access to the conference call and Q and A session will be available by dialing (888) 713-4211 and providing the confirmation code 68561814. Please dial in 5 to 10 minutes prior to the scheduled starting time. To pre-register for the conference call, go to

https://www.theconferencingservice.com/prereg/key.process?key=P7CDDNYDM and follow the instructions provided. The conference call will be broadcast live over the Internet. To listen to the call via the Internet or to access the archived web cast, access the Company’s investor relations website at http://invest.natl.com and follow the instructions at the web cast link.

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, is a specialty property and casualty insurance holding company with a niche orientation and focus on the transportation industry. We differentiate ourselves by offering insurance products and services designed to meet the unique needs of targeted insurance buyers. Our products include insurance for transportation companies, alternative risk transfer, or captive insurance programs for commercial risks, specialty personal lines consisting of insurance products focused primarily on recreational vehicle owners and small commercial vehicle accounts, and transportation and general commercial insurance in Hawaii and Alaska. We offer our insurance products through multiple distribution channels including independent agents and brokers, affiliated agencies and agent Internet initiatives. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company. Headquartered in Richfield, Ohio, National Interstate is an independently operated subsidiary of Great American Insurance Company, a property and casualty subsidiary of American Financial Group, Inc. (NYSE/Nasdaq: AFG).

About Vanliner Insurance Company

Headquartered in the St. Louis suburb of Fenton, Missouri and licensed in all 50 states, Vanliner Insurance Company was formed in 1978 to provide an insurance solution to affiliated moving and storage agents of its parent. In the mid 1990’s, Vanliner began offering coverages to non- affiliated agents and today is one of the premier providers of insurance products for the moving and storage industry.

Forward-Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Factors that could contribute to these differences include, among other things: general economic conditions, any weaknesses in the financial markets and other factors, including prevailing interest rate levels and stock and credit market performance which may affect or continue to affect (among other things) our ability to sell our products and to collect amounts due to us, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations. The forward-looking statements herein are made only as of the date of this document. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

National Interstate Corporation

877-837-0339

investorrelations@nationalinterstate.com

www.natl.com